Wiley Reports Second Quarter 2024 Results

December 6, 2023 - Hoboken, NJ – Wiley (NYSE: WLY and WLYB), one of the world’s largest publishers and a global leader in research and learning, today reported results for the second quarter ended October 31, 2023.

•GAAP Results: Revenue of $493 million (-4%), Operating income of $46 million (-19%), and EPS loss of -$0.35 (-$1.03). GAAP earnings impacted by impairment charges of $52 million related to our held for sale or sold assets and restructuring charges totalling $25 million related to our value creation plan.
•Adjusted Results at Constant Currency (excluding Held for Sale or Sold segment results): Adjusted Revenue of $407 million (-2%), Adjusted EBITDA of $92 million (-13%), and Adjusted EPS of $0.73 (-25%).

VALUE CREATION PLAN PROGRESS
•Intensify focus on core of Research & Learning: Reorganized from three business units to one market-facing Research & Learning team under one leader to drive scale, synergies, and capital efficiency; consolidated global operations under one leader to improve operating efficiency.
•Divest non-core assets: Recently announced sale of University Services business for total consideration of up to $150 million and a 10% share in acquiring company.
•Right size and optimize: Recently executed on restructuring actions that will yield $65 million of run rate savings, with approximately $30 million of that to be realized this fiscal year and already reflected in the Company’s current guidance.

MANAGEMENT COMMENTARY
“Our second quarter and year-to-date overall performance was in line with our expectations as we execute on our value creation plan to make Wiley a stronger, leaner, and more profitable company focused on driving consistent growth in our core,” said Matthew Kissner, Interim President and CEO. “We expect year-over-year revenue improvement in the second half and expect to exit the year with a stronger margin profile. Fiscal 2025 and 2026 is where we will realize the full benefits of our current actions.”

FINANCIAL PERFORMANCE
See accompanying financial tables for the second quarter and year-to-date 2024. For GAAP purposes, Wiley’s reporting structure consists of three segments: (1) Research, (2) Learning, and (3) Held for Sale or Sold.

Research
•Revenue of $258 million was down 5%, or 7% at constant currency, mainly due to the Hindawi publishing pause (-$18 million) and a soft market for recruiting. This offset continued growth in our core open access publishing program. Excluding Hindawi, revenue was flat.
•Adjusted EBITDA of $82 million was down 17% at constant currency due to revenue performance, namely Hindawi. Adjusted EBITDA margin for the quarter was 31.6%. Excluding Hindawi, Adjusted EBITDA was down 4% primarily due to higher employee costs.

Learning
•Revenue of $149 million was up 7% as reported or 6% at constant currency due to growth in both Academic (driven by zyBooks digital courseware and inclusive access) and Professional (driven by improved channel environment and fewer returns).
•Adjusted EBITDA of $54 million was up 14% as reported or 13% at constant currency mainly due to revenue growth and restructuring savings. Adjusted EBITDA margin for the quarter was 36.2%.

Businesses Held for Sale or Sold (HFS)
•Revenue of $86 million was down 17% on a reported basis or 18% at constant currency mainly due to declines in Wiley Edge. Adjusted EBITDA of $19 million was up from $18 million in the prior year with restructuring savings offsetting revenue performance.
•Wiley announced the sale of University Services during the quarter with an anticipated close in early calendar 2024. For details on the transaction, please see Wiley's 8K filing.

Corporate Expenses (Adjusted EBITDA)
•Adjusted Corporate Expenses (Adjusted EBITDA) of $43 million was up 8% over prior year on a constant currency basis, driven by a lower incentive compensation accrual in the prior year and higher executive severance costs.

EPS
•GAAP EPS loss of $0.35 compared to +$0.68 in the prior year period due to impairment of held-for-sale assets totalling $52 million and restructuring charges totalling $25 million.
•Adjusted EPS excluding businesses held for sale or sold of $0.73 was down 25% primarily due to lower Adjusted Operating Income from lower revenue, and higher interest expense.

Balance Sheet, Cash Flow, and Capital Allocation
•Net Debt-to-EBITDA Ratio (Trailing Twelve Months) at quarter end was 2.0x compared to 2.1x at prior year end.
•Net Cash Used in Operating Activities (Year-to-Date) was a use of $83 million compared to a use of $76 million in the prior year period due to lower cash earnings and higher restructuring payments partially offset by reduced incentive compensation. Note, Wiley’s regular use of cash in the first half of the fiscal year is driven by the timing of cash collections for annual journal subscriptions, which are concentrated in Q3 and Q4.
•Free Cash Flow less Product Development Spending (Year-to-Date) was a use of $132 million compared to a use of $126 million due to lower cash earnings and higher restructuring payments. Capex of $48 million was moderately below prior year. Note, Wiley does not provide an adjusted free cash flow metric; results include held for sale or sold businesses.
•Returns to Shareholders (Year-to-Date): In June, the Company raised its annual dividend for the 30th consecutive year. Year-to-date, Wiley allocated $39 million toward dividends in line with prior year, and $23 million toward repurchasing 669,000 shares at an average cost per share of $33.64. This compares to 382,000 shares repurchased ($18 million) in the prior year period. The Company has $140 million remaining in its current share repurchase authorization program. There were no acquisitions of note in the quarter.

FISCAL YEAR YEAR 2024 TRANSITION YEAR OUTLOOK
Fiscal Year 2024 is a transition year for Wiley as it divests non-core assets and streamlines the organization. The Company is reaffirming its overall Fiscal 2024 outlook for Adjusted Revenue, Adjusted EBITDA, and Adjusted EPS.

Metric ($millions, except EPS)	Fiscal 2023 All Company	Fiscal 2023 Ex-Divestitures	Fiscal 2024 Outlook Ex-Divestitures
Adjusted Revenue*	$2,020	$1,627	$1,580 to $1,630
Research		$1,080	Flat to low-single digit decline (+2% excluding Hindawi)
Learning		$547	Flat to low-single digit increase
Adjusted EBITDA*	$422	$379	$305 to $330
Adjusted EPS*	$3.84	$3.48	$2.05 to $2.40

*“Adjusted Revenue,” “Adjusted EBITDA,” and “Adjusted EPS” exclude businesses held for sale, including University Services, Wiley Edge (formerly Talent Development), and CrossKnowledge, as well as those sold in Fiscal 2023: Test Prep and Advancement Courses.

Fiscal Year 2024 Transition Year Outlook
•Adjusted Revenue – reaffirming overall with Research moderately below expectations and Learning ahead of expectations. The Company now expects Research growth excluding Hindawi of 2%, down from 3% originally. Note, Adjusted Revenue excludes businesses held for sale or sold.
•Adjusted EBITDA – reaffirming due to projected revenue performance, incentive compensation resetting, and wage inflation offsetting expected restructuring savings.
•Adjusted EPS – reaffirming due to lower adjusted operating income and higher interest expense.

The Company is not providing a Free Cash Flow outlook due to the uncertainty around the timing of divestitures and the size and scope of restructuring payments.

EARNINGS CONFERENCE CALL
Scheduled for today, December 6 at 10:00 am (ET). Access webcast at Investor Relations at investors.wiley.com, or directly at https://events.q4inc.com/attendee/108195967 U.S. callers, please dial (888) 210-3346 and enter the participant code 2521217#. International callers, please dial (646) 960-0253 and enter the participant code 2521217#.

ABOUT WILEY
Wiley is one of the world’s largest publishers and a global leader in research and learning.
Dedicated to the creation and application of knowledge, Wiley serves the world’s researchers, learners, innovators, and leaders, helping them achieve their goals and solve the world's most important challenges. For more than two centuries, Wiley has been delivering on its timeless mission to unlock human potential. Visit us at Wiley.com. Follow us on Facebook, Twitter, LinkedIn and Instagram.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted CTP,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Income Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” “Adjusted Revenue,” and results on a Constant Currency basis to assess underlying business performance and trends. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2024 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2024 in connection with our multiyear Global Restructuring Program and planned dispositions; (xi) the possibility that the divestitures will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to planned dispositions; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

CATEGORY: EARNINGS RELEASES

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF NET (LOSS) INCOME
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2023	2022	2023	2022
Revenue, net	$492,808	$514,836	$943,821	$1,002,405
Costs and expenses:
Cost of sales	155,614	170,302	312,715	344,333
Operating and administrative expenses	252,282	253,029	508,083	535,780
Impairment of goodwill (3)	—	—	26,695	—
Restructuring and related charges	25,102	13,956	37,225	36,397
Amortization of intangible assets	13,565	20,110	29,213	45,421
Total costs and expenses	446,563	457,397	913,931	961,931

Operating income	46,245	57,439	29,890	40,474
As a % of revenue	9.4%	11.2%	3.2%	4.0%

Interest expense	(12,937)	(9,332)	(24,271)	(15,664)
Foreign exchange transaction (losses) gains	(2,357)	478	(3,977)	(138)
Impairment charge related to assets held-for-sale and loss on sale of a business (3)	(51,414)	—	(127,343)	—
Other (expense) income, net	(1,567)	(255)	(3,052)	271

(Loss) income before taxes	(22,030)	48,330	(128,753)	24,943

(Benefit) provision for income taxes	(2,585)	10,137	(17,044)	4,585
Effective tax rate	11.7%	21.0%	13.2%	18.4%
Net (loss) income	$(19,445)	$38,193	$(111,709)	$20,358
As a % of revenue	-3.9%	7.4%	-11.8%	2.0%

(Loss) earnings per share
Basic	$(0.35)	$0.69	$(2.02)	$0.37
Diluted (4)	$(0.35)	$0.68	$(2.02)	$0.36

Weighted average number of common shares outstanding
Basic	55,102	55,622	55,186	55,679
Diluted (4)	55,102	56,195	55,186	56,326

Notes:
(1) The supplementary information included in this press release for the three and six months ended October 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) As previously announced, we are divesting non-core businesses, including University Services, Wiley Edge, and CrossKnowledge. These dispositions are expected to be completed during fiscal year 2024. As a result, we reorganized our segments in the first quarter of fiscal year 2024, and our new structure consists of three reportable segments which includes Research (no change), Learning, and Held for Sale or Sold, as well as a Corporate expense category (no change). As a result of this realignment, we were required to test goodwill for impairment immediately before and after the realignment. Prior to the realignment, we concluded that the fair value of the University Services reporting unit within the Held for Sale or Sold segment was below its carrying value which resulted in a pretax non-cash goodwill impairment of $11.4 million in the six months ended October 31, 2023. After the realignment, we concluded that the fair value of the CrossKnowledge reporting unit within the Held for Sale or Sold segment was below its carrying value which resulted in a pretax non-cash goodwill impairment of $15.3 million in the six months ended October 31, 2023.

In addition, these three businesses met the held-for-sale criteria. We measured each business at the lower of carrying value or fair value less cost to sell. We recorded a held-for-sale pretax impairment charge of $51.9 million and $125.8 million in the three and six months ended October 31, 2023, respectively, related to University Services and CrossKnowledge. The total impairment charge for University Services in the six months ended October 31, 2023 was $75.4 million, which includes $34.8 million in the three months ended October 31, 2023. The total impairment charge for CrossKnowledge in the six months ended October 31, 2023 was $50.4 million, which includes $17.1 million in the three months ended October 31, 2023.

In the three months ended October 31, 2023, there was a reduction in the pretax loss on the sale of our Tuition Manager business previously in our Held for Sale or Sold segment due to cash received after the closing of approximately $0.5 million, which resulted in a total net pretax loss of $1.5 million (net of tax loss of $1.1 million).

(4) In calculating diluted net loss per common share for the three and six months ended October 31, 2023, our diluted weighted average number of common shares outstanding excludes the effect of unvested restricted stock units and other stock awards as the effect was antidilutive. This occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP EPS to Non-GAAP Adjusted EPS
	Three Months Ended October 31,		Six Months Ended October 31,
	2023	2022	2023	2022
US GAAP (Loss) Earnings Per Share - Diluted	$(0.35)	$0.68	$(2.02)	$0.36
Adjustments:
Impairment of goodwill	—	—	0.43	—
Restructuring and related charges	0.34	0.19	0.50	0.49
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	0.04	0.03	0.04	0.04
Amortization of acquired intangible assets (4)	0.19	0.30	0.42	0.67
Impairment charge related to assets held-for-sale and loss on sale of a business (5)	0.77	—	1.94	—
Held for Sale or Sold segment Adjusted Net Income (5)	(0.27)	(0.18)	(0.34)	(0.08)
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation (6)	0.01	—	0.02	—
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.73	$1.02	$0.99	$1.48

Reconciliation of US GAAP (Loss) Income Before Taxes to Non-GAAP Adjusted Income Before Taxes
(amounts in thousands)	Three Months Ended October 31,		Six Months Ended October 31,
	2023	2022	2023	2022
US GAAP (Loss) Income Before Taxes	$(22,030)	$48,330	$(128,753)	$24,943
Pretax Impact of Adjustments:
Impairment of goodwill	—	—	26,695	—
Restructuring and related charges	25,102	13,956	37,225	36,397
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	3,223	2,654	3,217	3,320
Amortization of acquired intangible assets (4)	14,303	21,185	30,971	47,570
Impairment charge related to assets held-for-sale and loss on sale of a business (5)	51,414	—	127,343	—
Held for Sale or Sold segment Adjusted Income Before Taxes (5)	(19,099)	(13,230)	(24,133)	(5,636)
Non-GAAP Adjusted Income Before Taxes	$52,913	$72,895	$72,565	$106,594

Reconciliation of US GAAP Income Tax (Benefit) Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax (Benefit) Provision	$(2,585)	$10,137	$(17,044)	$4,585
Income Tax Impact of Adjustments (7)
Impairment of goodwill	—	—	2,697	—
Restructuring and related charges	6,315	3,422	9,251	8,939
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	888	694	854	869
Amortization of acquired intangible assets (4)	3,645	4,388	7,517	10,220
Impairment charge related to assets held-for-sale and loss on sale of a business (5)	8,542	—	19,203	—
Held for Sale or Sold segment Adjusted Tax Provision (5)	(4,270)	(3,015)	(5,266)	(1,446)
Non-GAAP Adjusted Income Tax Provision	$12,535	$15,626	$17,212	$23,167

US GAAP Effective Tax Rate	11.7%	21.0%	13.2%	18.4%
Non-GAAP Adjusted Effective Tax Rate	23.7%	21.4%	23.7%	21.7%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. In the three and six months ended October 31, 2023, we wrote off an additional $0.1 million and $1.0 million, respectively, of cumulative translation adjustments in earnings. This amount is reflected in Foreign exchange transaction (losses) gains on our Condensed Consolidated Statements of Net (Loss) Income.

(4) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net (Loss) Income. It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net (Loss) Income.

(5) We are divesting non-core businesses, including University Services, Wiley Edge, and CrossKnowledge. These three businesses met the held-for-sale criteria and we measured each business at the lower of carrying value or fair value less cost to sell. We recorded a held-for-sale pretax impairment charge of $34.8 million and $75.4 million, in the three and six months ended October 31, 2023, respectively, related to University Services. We recorded a held-for-sale pretax impairment charge of $17.1 million and $50.4 million, in the three and six months ended October 31, 2023, respectively, related to CrossKnowledge.

In the three months ended October 31, 2023, there was a reduction in the pretax loss on the sale of our Tuition Manager business previously in our Held for Sale or Sold segment due to cash received after the closing of approximately $0.5 million, which resulted in a total net pretax loss of $1.5 million (net of tax loss of $1.1 million).

In addition, our Adjusted EPS excludes the Adjusted Net Income of our Held for Sale or Sold segment.

(6) Represents the impact of using diluted weighted-average number of common shares outstanding (55.6 million and 55.7 million shares for the three and six months ended October 31, 2023, respectively) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(7) For the three and six months ended October 31, 2023 and 2022, substantially all of the tax impact was from deferred taxes.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET (LOSS) INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2023	2022	2023	2022
Net (Loss) Income	$(19,445)	$38,193	$(111,709)	$20,358
Interest expense	12,937	9,332	24,271	15,664
(Benefit) provision for income taxes	(2,585)	10,137	(17,044)	4,585
Depreciation and amortization	40,174	52,421	83,902	110,700
Non-GAAP EBITDA	31,081	110,083	(20,580)	151,307
Impairment of goodwill	—	—	26,695	—
Restructuring and related charges	25,102	13,956	37,225	36,397
Foreign exchange losses (gains), including the write off of certain cumulative translation adjustments	2,357	(478)	3,977	138
Impairment charge related to assets held-for-sale and loss on sale of a business	51,414	—	127,343	—
Other expense (income), net	1,567	255	3,052	(271)
Held for Sale or Sold segment Adjusted EBITDA (2)	(19,100)	(18,089)	(25,621)	(15,654)
Non-GAAP Adjusted EBITDA	$92,421	$105,727	$152,091	$171,917
Adjusted EBITDA Margin	22.7%	25.7%	19.7%	21.3%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2) (3)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended October 31,		Favorable (Unfavorable)
	2023	2022 (3)	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$219,743	$232,641	-6%	-7%
Research Solutions	37,927	38,718	-2%	-3%
Total Revenue, net	$257,670	$271,359	-5%	-7%

Contribution to Profit	$54,101	$73,279	-26%	-26%
Adjustments:
Restructuring charges	4,755	1,179	#	#
Non-GAAP Adjusted Contribution to Profit	$58,856	$74,458	-21%	-21%
Depreciation and amortization	22,668	23,384	3%	4%
Non-GAAP Adjusted EBITDA	$81,524	$97,842	-17%	-17%
Adjusted EBITDA margin	31.6%	36.1%

Learning:
Revenue, net
Academic	$89,125	$82,256	8%	8%
Professional	59,815	57,393	4%	3%
Total Revenue, net	$148,940	$139,649	7%	6%

Contribution to Profit	$34,053	$29,912	14%	14%
Adjustments:
Restructuring charges	5,859	3,664	-60%	-60%
Non-GAAP Adjusted Contribution to Profit	$39,912	$33,576	19%	19%
Depreciation and amortization	13,974	13,900	-1%	0%
Non-GAAP Adjusted EBITDA	$53,886	$47,476	14%	13%
Adjusted EBITDA margin	36.2%	34.0%

Held for Sale or Sold:
Revenue, net	$86,198	$103,828	-17%	-18%

Contribution to Profit	$17,078	$6,581	#	#
Adjustments:
Restructuring charges	2,022	281	#	#
Non-GAAP Adjusted Contribution to Profit	$19,100	$6,862	#	#
Depreciation and amortization	—	11,227	#	#
Non-GAAP Adjusted EBITDA	$19,100	$18,089	6%	4%
Adjusted EBITDA margin	22.2%	17.4%

Corporate Expenses:	$(58,987)	$(52,333)	-13%	-12%
Adjustments:
Restructuring charges	12,466	8,832	-41%	-41%
Non-GAAP Adjusted Contribution to Profit	$(46,521)	$(43,501)	-7%	-6%
Depreciation and amortization	3,532	3,910	10%	10%
Non-GAAP Adjusted EBITDA	$(42,989)	$(39,591)	-9%	-8%

Consolidated Results:
Revenue, net	$492,808	$514,836	-4%	-6%
Less: Held for Sale or Sold Segment (5)	(86,198)	(103,828)	-17%	-18%
Adjusted Revenue, net	$406,610	$411,008	-1%	-2%

Operating Income	$46,245	$57,439	-19%	-19%
Adjustments:
Restructuring charges	25,102	13,956	-80%	-80%
Held for Sale or Sold Segment Adjusted Contribution to Profit (5)	(19,100)	(6,862)	#	#
Non-GAAP Adjusted Operating Income	$52,247	$64,533	-19%	-18%
Depreciation and amortization	40,174	52,421	23%	24%
Less: Held for Sale or Sold Segment depreciation and amortization (5)	—	(11,227)	#	#
Non-GAAP Adjusted EBITDA	$92,421	$105,727	-13%	-13%
Adjusted EBITDA margin	22.7%	25.7%

Notes:
(1) The supplementary information included in this press release for the three and six months ended October 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) As previously announced, in the three months ended July 31, 2023 we changed our reportable segments. Our new segment reporting structure consists of three reportable segments which includes Research (no change), Learning, and Held for Sale or Sold, as well as a Corporate expense category (no change). Prior period segment results have been revised to the new segment presentation. There were no changes to our consolidated financial results.

(4) On January 1, 2020, Wiley acquired mthree, a talent placement provider that addresses the IT skills gap by finding, training, and placing job-ready technology talent in roles with leading corporations worldwide. Its results of operations are included in our Held for Sale or Sold segment. In late May 2022, Wiley renamed the mthree talent development solution to Wiley Edge and discontinued use of the mthree trademark during the three months ended July 31, 2022. As a result of these actions, we determined that a revision of the useful life was warranted, and the intangible asset was fully amortized over its remaining useful life resulting in accelerated amortization expense of $4.6 million in the three months ended July 31, 2022.

(5) Our Adjusted Revenue, Adjusted Operating Income and Adjusted EBITDA excludes the impact of our Held for Sale or Sold segment Revenue, Adjusted Operating Income or Loss and Adjusted EBITDA results.

# Variance greater than 100%

			% Change
	Six Months Ended October 31,		Favorable (Unfavorable)
	2023	2022 (3)	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$442,743	$472,164	-6%	-7%
Research Solutions	72,731	74,108	-2%	-3%
Total Revenue, net	$515,474	$546,272	-6%	-7%

Contribution to Profit	$105,681	$142,302	-26%	-26%
Adjustments:
Restructuring charges	6,702	1,260	#	#
Non-GAAP Adjusted Contribution to Profit	$112,383	$143,562	-22%	-22%
Depreciation and amortization	45,880	47,185	3%	4%
Non-GAAP Adjusted EBITDA	$158,263	$190,747	-17%	-18%
Adjusted EBITDA margin	30.7%	34.9%

Learning:
Revenue, net
Academic	$137,417	$141,004	-3%	-3%
Professional	120,843	118,292	2%	2%
Total Revenue, net	$258,260	$259,296	0%	-1%

Contribution to Profit	$41,461	$30,522	36%	36%
Adjustments:
Restructuring charges	6,077	6,795	11%	11%
Non-GAAP Adjusted Contribution to Profit	$47,538	$37,317	27%	28%
Depreciation and amortization	27,526	27,955	2%	2%
Non-GAAP Adjusted EBITDA	$75,064	$65,272	15%	15%
Adjusted EBITDA margin	29.1%	25.2%

Held for Sale or Sold:
Revenue, net	$170,087	$196,837	-14%	-15%

Contribution to Profit	$(9,156)	$(15,613)	41%	39%
Adjustments:
Restructuring charges	4,645	3,773	-23%	-23%
Impairment of goodwill	26,695	—	#	#
Accelerated amortization of an intangible asset (4)	—	4,594	#	#
Non-GAAP Adjusted Contribution to Profit	$22,184	$(7,246)	#	#
Depreciation and amortization	3,437	22,900	85%	85%
Non-GAAP Adjusted EBITDA	$25,621	$15,654	64%	62%
Adjusted EBITDA margin	15.1%	8.0%

Corporate Expenses:	$(108,096)	$(116,737)	7%	8%
Adjustments:
Restructuring charges	19,801	24,569	19%	19%
Non-GAAP Adjusted Contribution to Profit	$(88,295)	$(92,168)	4%	5%
Depreciation and amortization	7,059	8,066	12%	13%
Non-GAAP Adjusted EBITDA	$(81,236)	$(84,102)	3%	4%

Consolidated Results:
Revenue, net	$943,821	$1,002,405	-6%	-7%
Less: Held for Sale or Sold (5)	(170,087)	(196,837)	14%	15%
Adjusted Revenue, net	$773,734	$805,568	-4%	-5%

Operating Income	$29,890	$40,474	-26%	-27%
Adjustments:
Restructuring charges	37,225	36,397	-2%	-2%
Impairment of goodwill	26,695	—	#	#
Accelerated amortization of an intangible asset (4)	—	4,594	#	#
Held for Sale or Sold Segment Adjusted Contribution to Profit (5)	(22,184)	7,246	#	#
Non-GAAP Adjusted Operating Income	$71,626	$88,711	-19%	-19%
Depreciation and amortization	83,902	106,106	21%	21%
Less: Held for Sale or Sold depreciation and amortization (5)	(3,437)	(22,900)	85%	85%
Non-GAAP Adjusted EBITDA	$152,091	$171,917	-12%	-12%
Adjusted EBITDA margin	19.7%	21.3%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	October 31, 2023	April 30, 2023
Assets:
Current assets
Cash and cash equivalents	$83,218	$106,714
Accounts receivable, net	147,253	310,121
Inventories, net	30,131	30,733
Prepaid expenses and other current assets	58,583	93,711
Current assets held-for-sale (2)	106,384	—
Total current assets	425,569	541,279

Technology, property and equipment, net	222,504	247,149
Intangible assets, net	630,562	854,794
Goodwill	1,081,517	1,204,050
Operating lease right-of-use assets	79,009	91,197
Other non-current assets	136,782	170,341
Non-current assets held-for-sale (2)	203,100	—
Total assets	$2,779,043	$3,108,810

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$48,512	$84,325
Accrued royalties	105,552	113,423
Short-term portion of long-term debt	5,000	5,000
Contract liabilities	235,839	504,695
Accrued employment costs	82,935	80,458
Short-term portion of operating lease liabilities	17,804	19,673
Other accrued liabilities	72,331	87,979
Current liabilities held-for-sale (2)	42,277	—
Total current liabilities	610,250	895,553
Long-term debt	937,624	743,292
Accrued pension liability	76,005	86,304
Deferred income tax liabilities	94,278	144,042
Operating lease liabilities	101,816	115,540
Other long-term liabilities	78,169	79,052
Long-term liabilities held-for-sale (2)	13,625	—
Total liabilities	1,911,767	2,063,783
Shareholders' equity	867,276	1,045,027
Total liabilities and shareholders' equity	$2,779,043	$3,108,810

Notes:
(1) The supplementary information included in this press release for October 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) As previously announced, we are divesting non-core businesses, including University Services, Wiley Edge and CrossKnowledge. These businesses met the held-for-sale criteria and were measured at the lower of carrying value or fair value less cost to sell. We recorded a pretax impairment of $125.8 million in the six months ended October 31, 2023 which is recorded as a contra asset account within Current assets held-for-sale and Non-current assets held-for-sale.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended October 31,
	2023	2022
Operating activities:
Net (loss) income	$(111,709)	$20,358
Impairment of goodwill	26,695	—
Impairment charge related to assets held-for-sale and loss on sale of a business	127,343	—
Amortization of intangible assets	29,213	45,421
Amortization of product development assets	12,937	16,452
Depreciation and amortization of technology, property, and equipment	41,752	48,827
Other noncash charges	31,699	56,601
Net change in operating assets and liabilities	(241,416)	(263,855)
Net cash used in operating activities	(83,486)	(76,196)

Investing activities:
Additions to technology, property, and equipment	(40,321)	(38,530)
Product development spending	(8,168)	(11,445)
Businesses acquired in purchase transactions, net of cash acquired	(1,500)	(96)
Proceeds related to the sale of a business	1,025	40
Acquisitions of publication rights and other	(2,953)	1,738
Net cash used in investing activities	(51,917)	(48,293)

Financing activities:
Net debt borrowings	198,231	228,386
Cash dividends	(38,691)	(38,749)
Purchases of treasury shares	(22,500)	(17,500)
Other	(7,338)	(20,534)
Net cash provided by financing activities	129,702	151,603

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1,943)	(8,784)

Change in cash, cash equivalents and restricted cash for period	(7,644)	18,330

Cash, cash equivalents and restricted cash - beginning	107,262	100,727
Cash, cash equivalents and restricted cash - ending (2)	$99,618	$119,057

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (3)

	Six Months Ended October 31,
	2023	2022
Net cash used in operating activities	$(83,486)	$(76,196)
Less: Additions to technology, property, and equipment	(40,321)	(38,530)
Less: Product development spending	(8,168)	(11,445)
Free cash flow less product development spending	$(131,975)	$(126,171)

Notes:
(1) The supplementary information included in this press release for the six months ended October 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Cash, cash equivalents and restricted cash as of October 31, 2023 includes held-for-sale cash, cash equivalents and restricted cash of $16.4 million.

(3) See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES
In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
•Adjusted Earnings Per Share (Adjusted EPS);
•Free Cash Flow less Product Development Spending;
•Adjusted Revenue;
•Adjusted Contribution to Profit and margin;
•Adjusted Operating Income and margin;
•Adjusted Income Before Taxes;
•Adjusted Income Tax Provision;
•Adjusted Effective Tax Rate;
•EBITDA, Adjusted EBITDA and margin;
•Organic revenue; and
•Results on a constant currency basis.
Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.
We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.
The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Contribution to Profit. We present both Adjusted Contribution to Profit and Adjusted EBITDA for each of our reportable segments as we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time. It removes the impact of depreciation and amortization expense, as well as presents a consistent basis to evaluate operating profitability and compare our financial performance to that of our peer companies and competitors.
For example:
•Adjusted EPS, Adjusted Revenue, Adjusted Contribution to Profit, Adjusted Operating Income, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted EBITDA, and organic revenue (excluding acquisitions) provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.
•Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends, and fund share repurchases and acquisitions.
•Results on a constant currency basis remove distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.
In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.
We have not provided our 2024 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.
Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.